Amendment No. 2 to "Patent Sale Agreement"

Escue Energy, Inc., a Nevada corporation, having it principal place of business at 1755 Wittington Place, Suite 340, Dallas, TX 75244 ("Purchaser") and Escue Wind S.L., a Spanish corporation, having its principal place of business in Malaga, Spain ("Seller") hereby enter into this Amendment No. 2 to Patent Sale Agreement, which was dated and effective on September 1, 2015.

WHEREAS, Seller and Purchaser entered into that certain Patent Sale Agreement dated September 1, 2015; and

WHEREAS, the parties amended the Patent Sale Agreement on March 1, 2015 to delete Sections 2.2 and 2.3; and

WHEREAS, at time of the amended an additional provision, Section 4.3b should also have been deleted.

NOW, THEREFORE, IT IS AGREED, that, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency is hereby acknowledged, the Patent Sale Agreement dated September 1, 2015, as previously amended on March 1, 2016, is further amended to delete Section 4.3b thereof.

This Amendment shall be effective this 1st day of May, 2016.

Seller:	Buyer:
Escue Wind S.L.	Escue Energy, Inc.
Sohail Quraeshi, Director	Madhu Sethi, COO